Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 333-13387, 333-13359, 333-13357, 33-80988, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 33-80992, 33-94790, 333-133830,333-115123 and 333-128427) of our report dated February 28, 2007 relating to the consolidated financial statements and financial statement schedule of PMC-Sierra, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 123(R) “Share-Based Payment”), and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Public Accountants

Vancouver, Canada

March 1, 2007